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                                                                    EXHIBIT 11
                         STYLING TECHNOLOGY CORPORATION
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

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                                                                  FOR THE PERIOD ENDED
                                                                   NOVEMBER 27, 1996
                                                              (COMMENCEMENT OF OPERATIONS)
                                                                  TO DECEMBER 31, 1996
                                                             ------------------------------
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Common shares outstanding beginning of period ...........               1,615,702

Effect of Weighting Shares:
 Purchase of treasury stock  ............................                (807,851)
 Issuance of common stock ...............................               2,962,003
                                                                        ---------
Primary .................................................               3,769,854
                                                                        ---------

Common shares outstanding beginning of period ...........               1,615,702

Effect of Weighting Shares:
 Purchase of treasury stock  ............................                (807,851)
 Issuance of common stock ...............................               2,962,003
                                                                        ---------
Fully diluted ...........................................               3,769,854
                                                                        =========
Net loss ................................................              $ (150,965)

NET LOSS PER COMMON AND COMMON EQUIVALENT SHARES:

Net loss per share
 Primary ................................................              $    (0.04)
                                                                        =========
 Fully diluted ..........................................              $    (0.04)
                                                                        =========

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